Exhibit 5.1

1055 Washington Boulevard Stamford, CT 06901 Main (203) 462-7500 Fax (203) 462-7599

May 14, 2025

Patriot National Bancorp, Inc.

900 Bedford Street

Stamford, Connecticut 06901

Re: Registration Statement on Form S-3

To the addressees set forth above:

We have acted as special counsel to Patriot National Bancorp, Inc., a Connecticut corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (as amended, the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration for issue and sale by the Company of (i) shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), (ii) shares of one or more series of the Company’s preferred stock, no par value per share (“Preferred Stock”), (iii) one or more series of the Company’s debt securities (collectively, “Debt Securities”), (iv) depositary shares (“Depositary Shares”), (v) warrants (“Warrants”), (vi) purchase contracts (“Purchase Contracts”), (vii) subscription rights (the “Subscription Rights”) to purchase Common Stock, Preferred Stock or Debt Securities, and (viii) units (“Units”). The Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants, Purchase Contracts, Subscription Rights and Units, are referred to herein collectively as the “Securities.”

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the issue of the Securities.

This opinion is limited solely to the Common Stock and Preferred Stock to be offered under the Registration Statement. We express no opinion with respect to any other Securities, including, without limitation, the Debt Securities, Depository Shares, Warrants, Purchase Contracts, Subscription Rights or Units that may be offered pursuant to the Registration Statement.

We have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. We have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the State of Connecticut Business Corporation Act (“Connecticut Business Corporation Act”) and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Connecticut, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. When an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares (a) available under the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”), and (b) authorized by the board of directors of the Company in connection with the offering contemplated by the applicable Prospectus, such shares of Common Stock will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the Connecticut Business Corporation Act.

2. When a series of Preferred Stock has been duly established in accordance with the terms of the Certificate and authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor for lawful consideration as determined in accordance with the applicable law in the manner contemplated by the applicable Prospectus and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares (a) available under the Certificate, and (b) authorized by the board of directors of the Company in connection with the offering contemplated by the applicable Prospectus, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the Connecticut Business Corporation Act.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Robinson & Cole LLP
ROBINSON & COLE LLP

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